Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-109449) of Entheos Technologies, Inc. of our report dated March 31, 2010, on our audits of the balance sheets of Entheos Technologies, Inc. as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity, and cash flows for the years then ended.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington
March 31, 2010